Exhibit 99.1

CTG to Announce Second Quarter 2021 Financial Results on July 29

BUFFALO, N.Y., July 15, 2021 – CTG (NASDAQ: CTG), a leading provider of IT services and solutions in North America and Western Europe, today announced it will release second quarter 2021 financial results on Thursday, July 29, 2021, before the market opens, followed by a conference call to discuss the Company’s financial results and business outlook at 11:00 a.m. Eastern Time. Interested parties can dial +1 877 226 8189 or +1 409 207 6980 beforehand and enter the conference access code 6073339. A live audio webcast will also be available in the Investors section of CTG’s website: www.ctg.com.

A telephone replay of the conference call will be available approximately two hours after the conference call and may be accessed through August 2, 2021 by dialing +1 866 207 1041 and entering the access code 9979417. The webcast will also be archived on CTG’s website at events and presentations for at least 90 days following completion of the conference call.

About CTG

CTG is a leading provider of digital transformation solutions and services that accelerate clients’ project momentum and achievement of their desired IT and business outcomes. We have earned a reputation as a reliable, results-driven partner focused on improved data-driven decision making, meaningful business performance improvements, new and enhanced customer experiences, and continuous innovation. CTG has operations in North America, South America, Western Europe, and India. The Company regularly posts news and other important information online at www.ctg.com.

Investors and Media:

John M. Laubacker, Chief Financial Officer

+1 716 887 7368